Exhibit 3.1

                                     BYLAWS
                                       OF
                                 PEOPLES BANCORP
               (as amended and restated by the Board of Directors
                              on December 14, 2004)


                               ARTICLE I. OFFICES
         1.1 Registered Office and Registered Agent. The registered office of Peoples Bancorp ("Corporation") shall be located in the State of Indiana at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

         1.2 Other Offices. The Corporation may have other offices within or without the State of Indiana at such place or places as the Board of Directors may from time to time determine.

                       ARTICLE II. STOCKHOLDERS' MEETINGS

         2.1 Meeting Place. All meetings of the stockholders shall be held at the principal place of business of the Corporation, or at such other place within or without the State of Indiana as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

         2.2 Annual Meeting Time. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the second Wednesday of January at the hour of 2:00 p.m., if not a legal holiday, and if a legal holiday, then on the day following, at the same hour, or at such other date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

         2.3 Organization. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in his absence by the President, or if neither the Chairman nor the President is present, by an Executive or Senior Vice President. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the Stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Chairman of the Board has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as seem to him in order.

         2.4 Special Meetings. Special meetings of the stockholders for any purpose, unless otherwise prescribed by law, may be called at any time by the Chairman or President and shall be called by the Chairman or President at the request in writing of either (i) 80% of the full Board of Directors; or (ii) the holders of 20% or more of the outstanding shares entitled to vote in the election of directors. Such request shall state the purpose of the proposed meeting and shall be delivered at the home office of the Corporation addressed to the Chairman or the President.


         2.5 Notice.

         (a) Notice of the time and place of the annual meeting of stockholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least 10 days and not more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, or if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted thereat (unless a new record date if fixed therefore), other than an announcement at the meeting at which such adjournment is taken.

         (b) At least 10 days and not more than 60 days prior to the meeting, a written or printed notice of each special meeting of stockholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally or mailed to each stockholder of record entitled to vote at such meeting.

        2.6 Voting Record. At least 10 days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for the inspection of any stockholder.

         2.7 Quorum. Except as otherwise required by law:
             -------

         (a) A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting.

        (b) The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of stockholders at which a quorum, as defined above, is present, shall be sufficient to transact business.

         2.8 Voting of Shares.

         (a) Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

         (b) Stockholders shall not be permitted to cumulate their votes for the election of directors. For the purpose of this Section, cumulative voting means a stockholder's ability to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates.

         (c) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If, at any meeting of stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

         2.9 Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed 60 days nor be less than ten days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of stockholders, such date to be not more than 60 days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

        2.10 Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder, or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

        2.11 Waiver of Notice. A waiver of any notice required to be given any stockholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice.

        2.12 Informal Action. Any action required to be taken at a meeting of stockholders, or any other action which may be taken at a meeting of stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof and filed with the Secretary of the Corporation as part of the corporate records.

         2.13 Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         2.14 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         2.15. Nomination for Directors and Submission of Proposals.

                           (a) Nominations for directors to be elected may be
made at a meeting of stockholders only by (i) the Board of Directors (or any committee thereof), or (ii) a stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedure set forth in Section 2.15(b) of these Bylaws. Business may be conducted at a meeting of the stockholders of the Corporation only if such business (i) was specified in the notice of meeting (or any supplement thereto) given by the Board of Directors, (ii) is otherwise properly brought before the meeting by the Board of Directors, or (iii) is otherwise properly brought before the meeting by a stockholder of the Corporation in accordance with the procedure set forth in Section 2.15(b) of these Bylaws.

                           (b) Beginning with the annual meeting of the
stockholders to be held in 2006, nominations by stockholders for directors to be elected, or proposals by stockholders to be considered, at a meeting of stockholders and which have not been previously approved by the Board of Directors must be submitted to the Secretary of the Corporation in writing, either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid, not later than (i) with respect to an election to be held, or a proposal to be considered, at an annual meeting of stockholders, the latest date upon which stockholder proposals must be submitted to the Corporation for inclusion in the Corporation's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held, or a proposal to be considered, at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such nomination or proposal shall set forth: (i) the name and address of the stockholder making the nomination or proposal and the person or persons nominated, or the subject matter of the proposal submitted; (ii) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated, or the proposal submitted; (iii) a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made, or the proposal was submitted, by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. All late nominations and proposals shall be rejected.

Subject to applicable law and SEC regulations: (a) the Board of Directors shall have the sole authority to select the nominees to be considered for election or appointment as a director, provided however, the Board of Directors shall have the right to establish a Nominating Committee with the sole authority to select, or recommend to the Board of Directors, the nominees to be considered for election or appointment as a director and (b) the Board of Directors shall have the sole authority to accept or reject any stockholder proposal. The officer presiding over the meeting, in his or her sole and absolute discretion, may reject any nomination or proposal not made in accordance with this Section. Notwithstanding the foregoing, at any time prior to the election of directors at a meeting of stockholders, the Board of Directors may designate a substitute nominee to replace any bona fide nominee who was nominated as set forth above and who, for any reason, becomes unavailable for election as a director.

         2.16 Inspectors. For each meeting of stockholders, the Board of Directors may appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof. Such inspectors shall conduct the voting in each election of directors and, as directed by the Board of Directors or the chairman of the meeting, the voting on the matter voted on at such meeting, and after the voting shall make a certificate of the vote taken. Inspectors need not be stockholders.

                           ARTICLE III. CAPITAL STOCK

         3.1 Certificates. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

                  (a) that the Corporation is organized under the laws of the State of Indiana; (b) the name of the person to whom issued;

                  (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

                  (d) the par value of each share represented by such certificate, or a statement that such shares are without par value.

         3.2 Transfers.

                  (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

                  (b) Shares of stock shall be transferred by delivery of the certificates therefore, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefore have been surrendered to the Corporation.

         3.3 Registered Owner. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Indiana. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth:

                  (a) The classification of stockholder who may certify;

                  (b) The purpose or purposes for which the certification may be made;

                 (c) The form of certification and information to be contained therein;

                  (d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Corporation; and

                  (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

         Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholders making the certification.

         3.4 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine or establish such other procedures as they deem necessary.

         3.5 Fractional Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

         3.6 Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

                         ARTICLE IV. BOARD OF DIRECTORS

         4.1 Number and Powers. The management of all the affairs, property and interest of the Corporation shall be vested in a Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The initial Board of Directors shall consist of nine persons. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the effective date of the Corporation's Articles of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after the effective date of the Corporation's Articles of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of the Corporation's Articles of Incorporation; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified. Directors need not be stockholders or residents of the State of Indiana. in addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         4.2 Change of Number. The number of directors may at any time be increased or decreased by a vote of a majority of the full Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Sections 4.3 and 4.4 hereunder. Notwithstanding anything to the contrary contained within these Bylaws, the number of directors may not be less than five nor more than 15.

         4.3 Vacancies. All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation's Articles of Incorporation.

         4.4 Removal of Directors. Directors may be removed in the manner provided in the Corporation's Articles of Incorporation.

         4.5 Regular Meeting. Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the State of Indiana, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders.

         4.6 Special Meetings.

         (a) Special meetings of the Board of Directors may be called at any time by the Chairman, President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by five days' service of the same by telegram, by letter or personally. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.


         (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

         4.7 Quorum. A majority of the full Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

         4.8 Waiver of Notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

         4.9 Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         4.10 Executive and Other Committees. Standing or special committees may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to amending the Articles of incorporation, adopting a plan of merger or consolidation, recommending the sale, lease or exchange or other dispositions of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of business, recommending voluntary dissolution or a revocation thereof, or amending these Bylaws. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

        4.11 Remuneration. No stated fee shall be paid directors, as such, for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of standing or special committees may be allowed like compensation for attending committee meetings.

        4.12 Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

        4.13 Action of Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.


                               ARTICLE V. OFFICERS

         5.1 Designations. The officers of the Corporation shall be a President, Chairman of the Board, a Chief Executive Officer, a Secretary and a Treasurer, such Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualify. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         5.2 Powers and Duties. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         5.3 Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

        5.4 Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

         5.5 Other Officers. Directors may appoint such other officers and agents as they shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         5.6 Term - Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the full Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         5.7 Bonds. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                 ARTICLE VI. INDEMNIFICATION, ETC. OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

         6.1 Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by law.

         6.2 Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section 6.1 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         6.3 Other Rights and Remedies. The indemnification provided by this Article shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his act or omissions
(i) were in breach of his duty of loyalty to the Corporation or its stockholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in the receipt of an improper personal benefit.

         6.4 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Articles of Incorporation or this Article.

         6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article VI shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

                       ARTICLE VII. DIVIDENDS AND FINANCE

         7.1 Dividends. Dividends may be declared by the Board of Directors and paid by the Corporation out of the unreserved and unrestricted earned surplus of the Corporation, or out of the unreserved and unrestricted net earnings of the current fiscal year and the next preceding fiscal year, or in treasury shares of the Corporation, subject to the conditions and limitations imposed by the State of Indiana. The stock transfer books may be closed for the payment of dividends during such periods of not in excess of 50 days, as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing the books of the Corporation, may declare dividends payable only to the holders of record at the close of business on any business day not more than 50 days prior to the date on which the dividend is paid.

         7.2 Reserves. Before making up any distribution of earned surplus, there may be set aside out of the earned surplus of the Corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the Corporation, or for any other purpose. Any earned surplus of any year not distributed as dividends shall be deemed to have been set apart until otherwise disposed of by the Board of Directors.

         7.3 Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                              ARTICLE VIII. NOTICES

         Except as may otherwise be required by law, any notice to any stockholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid.

                                ARTICLE IX. SEAL

        The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.

                          ARTICLE X. BOOKS AND RECORDS

        The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its stockholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

                      ARTICLE XI. FISCAL YEAR; ANNUAL AUDIT

        The fiscal year of the Corporation shall end on the last day of September of each year. The Corporation shall be subject to an annual audit of its fiscal year by independent public accountants appointed by and responsible to the board of directors. The appointment of such accountants shall be subject to annual ratification by stockholders.

                             ARTICLE XII. AMENDMENTS

        These Bylaws may be altered, amended or repealed by the affirmative vote of either (1) 80% of the full Board of Directors or (ii) 80% of the outstanding shares entitled to vote in the election of directors at an annual or special meeting of the stockholders.